                                                                   Exhibit 10.36
                                                                   -------------

                                   Indemnity

     For One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including without limitation the forgiveness (the "Forgiveness") by MIM Strategic Marketing, LLC, a Rhode Island limited liability company with offices at P.O. Box 3689, 25 North Road, Peace Dale, RI 02883 ("Strategic"), of a debt of $622,000 theretofore owed to Strategic by MIM Holdings, LLC, a Rhode Island limited liability company with offices at P.O. Box 3689, 25 North Road, Peace Dale, RI 02883 ("Holdings"), Holdings hereby represents, warrants and covenants to each and every Indemnitee (as defined below) to indemnify and hold harmless each and every Indemnitee from and against any and all liability, loss, proceedings, actions, damage, cost or expense of any kind, including reasonable attorneys' fees and disbursements (individually and collectively, "Liabilities"), occasioned by any third-party claim in whole or in part arising out of or based upon the Forgiveness, provided that, upon the commencement by any third party of any action, suit, claim or proceeding against one or more Indemnitees relating to a Liability:

          (i) such Indemnitee(s) promptly shall notify Holdings of the same and permit Holdings, at its sole cost and expense, to conduct the defense of any such third party action, suit, claim or proceeding with counsel of its own choosing, subject to reasonable approval by such Indemnitee(s), Holdings in any event being permitted to participate in such defense with counsel of its own choosing and at its own expense, and

          (ii) Holdings may not settle any such action, suit, claim or proceeding without the consent of such Indemnitee(s) if such settlement would impose monetary obligation on such Indemnitee(s), or have precedential effect on future actions, suits, claims or proceedings against any Indemnitee, or require such Indemnitee(s) to submit to an injunction or otherwise limit such Indemnitee(s) freedom of action, or would have a material adverse effect on the business, operations or assets of any Indemnitee.

     As used herein, "Indemnitee" shall mean Strategic, each Affiliate, and each past, present and future director, officer, employee, agent and contractor of or to Strategic or any Affiliate, and "Affiliate" means any person or entity controlling, controlled by or under common control with Strategic.

     In Witness Whereof, Holdings has caused this Indemnity to be executed in its name and on its behalf this 5th day of August, 1996 by its duly authorized agent.

                                    MIM Holdings, LLC



                                    By: /s/ E. David Corvese
                                    ----------------------------------
                                      E. David Corvese, its Manager